As filed with the Securities and Exchange Commission on June 4, 2021
Registration No. 333-______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________
PREFERRED APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

            Maryland                     27-1712193
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150
Atlanta, Georgia 30327
(Address of Principal Executive Offices, including Zip Code)
_____________________

Preferred Apartment Communities, Inc. 2019 Stock Incentive Plan
(Full title of the plan)

Jeffrey R. Sprain, Esq.
Preferred Apartment Communities, Inc.
3284 Northside Parkway NW
Suite 150
Atlanta, Georgia 30327
(770) 818-4100
_____________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common Stock, $0.01 par value per share	2,100,000	10.00	21,000,000.00	2,291.10
(1)This Registration Statement covers 1,900,000 additional shares of common stock, par value $0.01 per share (the "Common Stock"), of Preferred Apartment Communities, Inc. (the "Registrant"), that are available for issuance under the Preferred Apartment Communities, Inc. 2019 Stock Incentive Plan (as amended, the "Plan") and an additional 200,000 shares of Common Stock for issuance under the Plan for administrative convenience.
(2)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also includes an indeterminate number of shares of Common Stock that may be offered and sold as a result of future stock splits, stock dividends or similar transactions under the Plan.
(3)Pursuant to Securities Act Rule 457(c) and (h), the maximum offering price, per share and in the aggregate, was calculated upon the basis of the average of the high and low prices of the Common Stock on June 1, 2021, as reported on the New York Stock Exchange.

EXPLANATORY NOTE
The Registrant previously filed Form S-8 registration statements with the Securities and Exchange Commission (the "SEC") on May 4, 2012 (File No. 333-181165), September 27, 2013 (File No. 333-191418), and March 18, 2016 (File No. 333-210281) relating to its 2011 Stock Incentive Plan and the amendments thereto (the "Original Plan") and on May 10, 2019 (File No. 333-231394) relating to the Plan, which was and amendment and restatement of the Original Plan (collectively, the "Prior Registration Statements"). In those filings, the Registrant registered 533,214 shares, 750,000 shares, 1,300,000 shares and 1,000,000 shares, respectively, of its common stock, par value $0.01 per share ("Common Stock"), that were authorized for issuance under the Original Plan or the Plan.
On June 3, 2021, the stockholders of the Registrant approved the First Amendment to the Preferred Apartment Communities, Inc. 2019 Stock Incentive Plan (the "First Amendment"), which amends the Plan by increasing the number of shares of Common Stock that the Registrant is authorized to issue by 1,900,000 shares (the "Additional Shares"). The Plan is further described in the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 15, 2019.
This Registration Statement on Form S-8 (this "Registration Statement") is being filed pursuant to General Instruction E of Form S-8 for the purpose of registering the Additional Shares under the Plan and an additional 200,000 shares of Common Stock for issuance under the Plan for administrative convenience, which shares are of the same class as those securities covered by the Prior Registration Statements.
Except as otherwise set forth below, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement, as permitted by General Instruction E of Form S-8.

Item 8.    Exhibits.

Exhibit No.	Reference	Description
4.1
Articles of Amendment and Restatement of Preferred Apartment Communities, Inc. (Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2021).

4.2
Fifth Amended and Restated By-laws of Preferred Apartment Communities, Inc. (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2020).

5.1	*	Opinion of Venable LLP
23.1	*	Consent of PricewaterhouseCoopers LLP
23.2	*	Consent of Venable LLP (Included in Exhibit 5.1)
24.1		Power of Attorney (set forth on signature page hereto)
99.1	*	First Amendment to the Preferred Apartment Communities, Inc. 2019 Stock Incentive Plan
*Filed herewith

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 4, 2021

                        PREFERRED APARTMENT COMMUNITIES, INC.

                        By: /s/ Joel T. Murphy___
    Joel T. Murphy
    President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joel T. Murphy, John A. Isakson, Michael J. Cronin, and Jeffrey R. Sprain, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joel T. Murphy Joel T. Murphy	President and Chief Executive Officer and Director (Principal Executive Officer)	June 4, 2021
/s/ John A. Isakson John A. Isakson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 4, 2021
/s/ Michael J. Cronin Michael J. Cronin	Executive Vice President, Chief Accounting Officer and Treasurer (Principal Accounting Officer)	June 4, 2021
/s/ Steve Bartkowski Steve Bartkowski	Director	June 4, 2021
/s/ John M. Cannon John M. Cannon	Director	June 4, 2021
/s/ Gary B. Coursey Gary B. Coursey	Director	June 4, 2021
/s/ Sara J. Finley Sara J. Finley	Director	June 4, 2021
/s/ Howard A. McLure Howard A. McLure	Director	June 4, 2021
/s/ Timothy A. Peterson Timothy A. Peterson	Director	June 4, 2021